Summarization of Oral Loan Agreement

Lander: Ai Ge Organism Products Company Limited (“AGO”)
Borrower: Changxing Chisen Electric Company Limited (“CCEC”)

Loan amount: RMB4,110,000
Loan purpose: Fund of operation
Interest: Nil
Pledge and/or guarantee: Nil
Repayment term: Repayable on demand